--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
--------------------------------------------------------------------------------



                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 23, 1996


                               CONMED CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                         0-16093             16-0977505
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    310 Broad Street, Utica, New York                             13501
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (315) 797-8375
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

         On February 23, 1996, NDM, Inc., a wholly-owned subsidiary of CONMED Corporation ("CONMED") acquired substantially all of the business and assets of New Dimensions In Medicine, Inc. ("NDM") for a cash purchase price of $31.3 million plus the assumption of $4.6 million of liabilities. The business and assets acquired relate to the manufacture and distribution of electrocardiograph
(ECG) monitoring electrodes, electrosurgical products and hydrogel wound dressings.


Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

         The financial statements of New Dimensions In Medicine, Inc. and Subsidiaries together with auditors report as of December 31, 1995 and 1994 and the financial statements of NDM Acquisition Corp. and Subsidiaries (predecessor of New Dimensions In Medicine, Inc.) together with auditor's report as of October 14, 1994 and December 31, 1993 and 1992 are incorporated herein by reference from Exhibits 99i and 99ii, respectively, of CONMED Corporation's Report on Form 8-K dated February 16, 1996.

(b)  Pro Forma Financial Information

     Pro Forma Consolidated Balance Sheet as of December 29, 1995
     Pro Forma Consolidated Statement of Income for the Year Ended
        December 29, 1995

(c)  Exhibits

         Asset Purchase Agreement By and Between New Dimensions In Medicine, Inc. and CONMED Corporation - Incorporated herein by reference from New Dimension In Medicine, Inc.'s (Commission File No. 1-09156) Report on Form 8-K dated October 18, 1995.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited Pro Forma Consolidated Statement of Income for the year ended December 29, 1995 has been prepared to reflect adjustments to the Company's historical results of operations to give pro forma effect to (i) the Birtcher Medical Systems, Inc. ("Birtcher") Acquisition, (ii) the Master Medical Corporation ("Master Medical") Acquisition, and (iii) the NDM Acquisition. The attached unaudited Pro Forma Consolidated Balance Sheet as of December 29, 1995 gives pro forma effect to the NDM Acquisition as if it had occurred on that date.

         These pro forma statements have been prepared by the Company based on the unaudited financial statements of Birtcher for the period January 1, 1995 through March 14, 1995 (date of CONMED's acquisition of Birtcher), the unaudited financial statements of Master Medical for the period January 1, 1995 through May 19, 1995 (date of CONMED's acquisition of Master Medical) and the audited financial statements of the Company and NDM for the years ended December 29 and 31, 1995, respectfully.

         The Company has accounted for the Birtcher, Master Medical and NDM Acquisitions using the purchase method of accounting, under which tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their respective fair values. Adjustments to the Pro Forma Consolidated Statement of Income include such adjustments as are necessary to allocate the Birtcher, Master Medical and NDM purchase prices based on the estimated fair market value of the assets acquired and the liabilities assumed and to give effect to events that are directly attributable to the Birtcher, Master Medical and NDM Acquisitions, which are expected to have a continuing impact on the Company and are factually supportable. The adjustments related to the Pro Forma Consolidated Statement of Income assume the transactions were consummated on December 31, 1994. Allocations of the NDM purchase price have been determined based upon preliminary estimates of fair market value and, therefore, are subject to change. Differences between the amounts included herein and the final allocations are not expected to be material.

         These pro forma statements are not necessarily indicative of the financial position or results of operations which would have been attained had each of the acquisitions been consummated on the dates indicated or which may be attained in the future.

                                                         CONMED CORPORATION
                                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                                For the Year Ended December 29, 1995
                                              (in thousands, except per share amounts)


                                                            Historical
                                                            Birtcher &
                                            Historical        Master                             Pro         Historical
                                             CONMED           Medical       Adjustments         Forma           NDM
                                            ----------     -----------      -----------        --------      ----------
Net sales                                    $99,558        $    7,971        $  (104)(2)      $107,425       $ 29,536
                                             -------        ----------        -------          --------       --------

Cost of sales                                 52,402             4,727            344 (2)        56,811         17,675
                                                                                 (662)(3)

Selling and administrative expense            25,570             3,620            120 (4)        27,095         14,976
                                                                               (1,461)(3)
                                                                                 (754)(5)

Research and development expense              2,832                600           (448)(2)         2,884
                                                                                 (100)(3)
                                             -------        ----------        -------          --------       --------
                                              80,804             8,947         (2,961)           86,790         32,651
                                             -------        ----------        -------          --------       --------
Income (loss) from operations                 18,754              (976)         2,857            20,635         (3,115)

Interest (expense) income, net                (1,991)              (90)          (329)(6)        (2,410)          (577)

Other income (expense), net                                                                                        289
                                             -------        ----------        -------          --------       --------
Income (loss) before income tax               16,763            (1,066)        2 ,528            18,225         (3,403)
Provision for income tax                       5,900                 0            612(7)          6,512            188
                                             -------        ----------        -------          --------       --------

Net income (loss)                            $10,863        $   (1,066)       $ 1,916          $ 11,713       $ (3,591)
                                             =======        ==========        =======          ========       ========

Earnings per common and common
      equivalent share                       $   .94                                           $    .99

Weighted average number of common
      shares and equivalents outstanding      11,613                              270(8)         11,883

(Continued)
                        See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information
                                          for an explanation of the pro forma adjustments.

                                                         CONMED CORPORATION
                                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (Continued)
                                                For the Year Ended December 29, 1995
                                              (in thousands, except per share amounts)


                                                                                      Pro
                                                            Adjustments              Forma
                                                            -----------             --------
Net sales                                                    $(4,034)(9)(10)(11)    $132,927
                                                             -------                --------

Cost of sales                                                 (3,848)(9)(10)(12)      70,638


Selling and administrative expense                            (8,883)(9)(11)(12)      33,188



Research and development expense                                 379 (9)(11)(12)       3,263

                                                             -------                --------
                                                             (12,352)                107,089
                                                             -------                --------
Income (loss) from operations                                  8,318                  25,838

Interest (expense) income, net                                (2,048)(13)             (5,035)

Other income (expense), net                                     (289)(11)
                                                             -------                --------
Income (loss) before income tax                                5,981                  20,803
Provision for income tax                                         780 (14)              7,480
                                                             -------                --------

Net income (loss)                                            $ 5,201                $ 13,323
                                                             =======                ========

Earnings per common and common
      equivalent share                                                              $   1.12

Weighted average number of common
      shares and equivalents outstanding                                              11,883

                        See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information
                                          for an explanation of the pro forma adjustments.

                                CONMED CORPORATION -- UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                          December 29, 1995
                                                           (in thousands)

                                                   Historical       Historical                                    Pro
                                                    CONMED             NDM           Adjustments                 Forma
                                                   ----------       ----------       -----------                ---------
Assets
Current Assets:
      Cash ................................          $ 1,539        $   2,096         $     (22)(15)            $   3,613
      Accounts receivable, net ............           22,649            3,567              --                      26,216
      Income tax receivable ...............              961             --                --                         961
      Inventories .........................           20,943            5,504            (1,000)(16)               25,447
      Deferred income tax .................            2,678             --                --                       2,678
      Prepaid expenses ....................              476              295              --                         771
                                                   ---------        ---------         ---------                 ---------
                  Total current assets ....           49,246           11,462            (1,022)                   59,686
Property, plant and equipment .............           19,728           10,370            (1,000)(16)               29,098
Deferred income taxes .....................            2,907             --                --                       2,907
Covenant not to compete ...................            1,153             --                --                       1,153
Goodwill ..................................           41,438             --              18,452 (16)               59,890
Patents and other assets ..................            4,931            8,281            (6,026)(16)                7,186
                                                   ---------        ---------         ---------                 ---------
                  Total assets ............         $119,403        $ 30,113          $  10,404                 $ 159,920
                                                   =========        =========         =========                 =========
Liabilities and Shareholders' Equity
Current Liabilities:
Current portion of long-term debt .........        $   6,000        $   1,403           $(1,403)(15)(16)        $   6,000
Accounts payable ..........................            2,351            2,562             1,295 (15)(16)            6,208
      Accrued payroll and withholdings ....            2,282              736             2,200 (16)                5,218
      Accrued pension .....................              274             --                --                         274
      Other current liabilities ...........              989            2,151              (427)(15)(16)            2,713
                                                   ---------        ---------         ---------                 ---------
                  Total current liabilities           11,896            6,852             1,665                    20,413
Long-term debt (less current portion) .....           26,340            8,100            23,900(15)(17)            58,340
Accrued pension ...........................              276             --                --                         276
Deferred compensation .....................              868             --                --                         868
Long-term leases ..........................            3,521             --                --                       3,521
Other long-term liabilities ...............            1,500             --                --                       1,500
                                                   ---------        ---------         ---------                 ---------
                  Total liabilities .......           44,401           14,952            25,565                    84,918
                                                   ---------        ---------         ---------                 ---------
Shareholders' Equity:
      Common stock ........................              110               43               (43)(16)                  110
      Paid in capital .....................           44,560           18,457           (18,457)(16)               44,560
      Retained earnings ...................           30,332           (3,339)            3,339 (16)               30,332
                                                   ---------        ---------         ---------                 ---------
            Total shareholders' equity ....           75,002           15,161           (15,161)                   75,002
                                                   ---------        ---------         ---------                 ---------
            Total liabilities and
               shareholders' equity .......        $ 119,403        $  30,113         $  10,404                 $ 159,920
                                                   =========        =========         =========                 =========

                                   See accompanying notes to the Unaudited Pro Forma Consolidated
                                  Financial Information for explanation of pro forma adjustments.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                 (in thousands, except share and per share data)

General

         1. The attached Pro Forma Consolidated Statement of Income for the year ended December 29, 1995 gives effect to the Birtcher and Master Medical
Acquisitions, which were completed on March 14, 1995 and May 19, 1995, respectively, and the NDM Acquisition which closed on February 23, 1996. The foregoing Pro Forma Consolidated Balance Sheet as of December 29, 1995 gives effect to the NDM Acquisition as if this transaction had occurred on that date. No pro forma adjustments are necessary for the Birtcher and Master Medical Acquisitions on the December 29, 1995 Pro Forma Consolidated Balance Sheet since those transactions were completed prior to December 29, 1995.

Birtcher and Master Medical Acquisitions

         2. Prior to the Birtcher Acquisition, the Company supplied certain partially completed manufactured items to Birtcher. Net sales to Birtcher for the period in 1995 up to the acquisition date amounted to $104. This amount has been eliminated from Net sales and Cost of sales in the Pro Forma Combined Statement of Income. Additionally, Cost of sales and Research and development expense have been adjusted to conform to the Company's presentation.

         3. The Birtcher and Master Medical Acquisitions involved medical products companies with product lines similar to those manufactured and sold by the Company. Effective with the respective acquisition dates of the two businesses, the Company immediately reduced duplicate facilities, and eliminated duplicate manufacturing, selling, administrative and research costs by closing excess plants and by terminating redundant staff. The following adjustments are made to the historical Birtcher and Master Medical amounts to reflect the cost reductions as of the beginning of the period presented:


Cost of sales........................................    $  (662)
Selling and administrative expense...................     (1,461)
Research and development expense.....................       (100)


         4. Selling and administrative expense has been increased $120 for the year ended December 29, 1995 reflecting the additional amortization of intangible assets resulting from purchase accounting adjustments using the straight-line method over the estimated remaining useful lives of the acquired assets. Birtcher patents are amortized over a ten-year period corresponding to the average life remaining on significant patents. Birtcher goodwill is amortized over a 40-year period while Master Medical goodwill is amortized over a 15-year period.

         5. Birtcher settled two legal actions related to the acquisition by the Company for a total of $754 in 1995 prior to the acquisition date. This amount has been adjusted from the historical Birtcher amounts in the Pro Forma Consolidated Statement of Income for the year ended December 29, 1995 because the amounts do not pertain to operating activities.

         6. Additional interest expense of $329 for the year ended December 29, 1995 has been added to the Pro Forma Consolidated Statement of Income to reflect the additional borrowings outstanding due to the Master Medical Acquisition as if the transaction had occurred as of December 31, 1994.

         7. No income tax provisions were provided by Birtcher or Master Medical as Birtcher had operated at a loss while Master Medical formerly operated as a subchapter S corporation and therefore did not record tax expense at the corporate level. An adjustment has been made for the estimated tax effect of Birtcher and Master Medical's historical results and pro forma adjustments.

         8. The acquisition of Birtcher was effected by the issuance of approximately 1,590,000 shares of the Company's common stock for all of the outstanding shares of Birtcher common and preferred stock. Pro forma adjustments to the weighted average number of shares and equivalents have been made as if the transaction had occurred as of December 31, 1994.


NDM Acquisition

         9. Prior to the NDM Acquisition, NDM manufactured and marketed a therapeutic device for treatment of deep vein thrombosis commonly referred to as a "foot pump". The Company did not acquire this small product line and has eliminated the amounts applicable as follows:


Net sales...............................................  $  (594)
Cost of sales...........................................     (435)
Selling and administrative expense......................   (2,032)
Research and development expense........................     (117)

         10. Prior to the NDM Acquisition, NDM manufactured a line of electrosurgical ground pads for Birtcher and the Company. Net sales from NDM to Birtcher and the Company amounted to $1,257 for the year ended December 29, 1995. This amount has been eliminated from Net sales and Cost of sales in the Pro Forma Consolidated Statement of Income.

         11. NDM's revenue and expense classifications are presented using different policies than those used by the Company. The increases (decreases) necessary to reclassify such items in accordance with the Company's policies are as follows:


Net sales...............................................  $(2,183)
Selling and administrative expense......................   (3,264)
Research and development expense........................      792
Other income (expense), net.............................     (289)

         12. The NDM Acquisition involved a medical products company with products substantially similar to products currently manufactured and marketed by the Company. Management of the Company has developed a plan that it began to implement on the date of the acquisition which will eliminate duplicate personnel and other duplicate costs and therefore increase the efficiency of the combined operation. The manufacturing operations at the NDM facility have continued after the date of the acquisition. Patents are amortized over a thirteen year period while goodwill is amortized over a 40- year period. Assuming the purchase had occurred as of the beginning of the period presented, the adjustments are as follows:


Cost of sales...........................................  $(2,156)
Selling and administrative expense......................   (3,587)
Research and development expense........................     (296)

         13. Historical interest expense for NDM of $577 for the year ended December 29, 1995 has been eliminated as the related debt was not assumed. Interest expense of $2,625 for the year ended December 29, 1995 has been added to reflect a borrowing of $32,660 under the Company's term loan and revolving credit facility as if the borrowing had occurred as of December 31, 1994.

         14. Entry to reflect the estimated tax effect of NDM's historical results and the pro forma adjustments.

         15. The Company did not acquire the debt of NDM or the assets and liabilities associated with the foot pump product line. Adjustments to the historical NDM balance sheet at December 29, 1995 to eliminate these items are as follows:

Current portion of long-term debt.......................  $(1,403)
Long-term debt (less current portion)...................   (8,100)
Cash....................................................      (22)
Accounts payable........................................     (205)
Accrued liabilities.....................................     (427)



         16. The NDM Acquisition was effected by the payment of the purchase price which is assumed to be $32,000 for purposes of the pro forma financial information. The transaction will be accounted for as a purchase. The total purchase price, historical book value and preliminary adjustments of book value, assuming the acquisition occurred on December 29, 1995, are summarized as follows:


Purchase price of net assets acquired...........................   $32,000
                                                                   -------
Adjustments to determine goodwill:
Historical net book value of NDM................................   (15,161)
Eliminate debt not acquired.....................................    (9,503)
Eliminate the net liabilities of the foot pump line...........        (610)
Adjust inventory to fair market value...........................     1,000
Adjust property, plant and equipment to fair market value            1,000
Adjust patents to fair market value.............................     6,026
Increase liabilities for change in control costs and financial,
 legal, accounting and similar expenses.........................    3,700
                                                                   -------
Total adjustments..................................                (13,548)
                                                                   -------
Goodwill......................................................     $18,452
                                                                   =======


         17. The purchase price for the NDM Acquisition was financed through an advance under a $65,000 term loan. Additionally, the Company refinanced its existing debt under this term loan. The entire term loan is payable over five years at an interest rate of 1.25% over LIBOR. The Company has also received a $15,000 revolving line of credit with similar interest amounts.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       CONMED CORPORATION



                                       By: /s/  Robert D. Shallish, Jr.
                                          -------------------------------
                                          Vice President-Finance



Dated: March 8,1996